Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of October 19, 2026, made by Sunset Operations at McKinney, LLC, a Colorado limited liability company (“Sunset Operations” or “Debtor”), in favor of McKinney Economic Development Corporation, a Type A non-profit development corporation created and existing under the laws of the State of Texas (“MEDC”), McKinney Community Development Corporation, a Texas nonprofit development corporation (“MCDC”), and City of McKinney, Texas, a Texas home rule municipal corporation (the “City” and collectively with MCDC and MEDC, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Secured Party and Notes Live, Inc., the predecessor to, by name change to, Venu Holding Corporation, a Colorado corporation (“Venu”), entered into that certain Chapter 380, Grant, and Development Agreement effective as of April 16, 2024 (the “Original Development Agreement”), concerning the development, construction, operation, and maintenance of the amphitheater, outdoor entertainment venue, and related project improvements commonly known as the Sunset Amphitheater at McKinney, Texas.

WHEREAS, the Original Development Agreement was amended by that certain First Amendment to Chapter 380, Grant, and Development Agreement effective as of October 15, 2024, that certain Second Amendment to Chapter 380, Grant, and Development Agreement effective as of December 3, 2024, that certain Third Amendment to Chapter 380, Grant, and Development Agreement effective as of October 6, 2025, that certain Fourth Amendment to Chapter 380, Grant, and Development Agreement effective as of January 6, 2026, and that certain Amended and Restated Chapter 380, Grant, and Development Agreement effective as of October 19, 2026 (the “ARDA”). The Original Development Agreement, as so amended, together with the ARDA as the same hereafter may be amended in accordance with its terms, is referred to herein as the “Development Agreement.”

WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of October 19, 2026, between Sunset Ground at McKinney, LLC, a Colorado limited liability company (“Sunset Ground”), as seller, and STORE Capital Acquisitions, LLC, a Delaware limited liability company (“STORE” or “Landlord”), as purchaser, STORE has acquired, or intends to acquire, title to all of that portion of the Land (as defined therein) and Horizontal Improvements (as defined therein) lying below an elevation of 640.00 feet (NAVD88) (the “STORE Property”), subject to the terms of that certain Consent, Recognition, Subordination, Nondisturbance, and Development Agreement Protection Agreement dated October 19, 2026, by and among the Secured Party, Venu, Sunset Ground, Venu Presents, LLC, a Colorado limited liability company, and STORE (the “Recognition Agreement”) and the Store Ground Lease (hereinafter defined).

WHEREAS, pursuant to that certain Ground Lease Agreement dated as of October 19, 2026, executed by and between STORE, as lessor, and Sunset Ground, as lessee, and further described in and evidenced by that certain Memorandum of Ground Lease Agreement recorded, or to be recorded, in the Official Public Records of Collin County, Texas (as the same may be amended, restated, supplemented, replaced, renewed, extended, or otherwise modified from time to time, the “STORE Ground Lease”), STORE granted to Sunset Ground a leasehold estate in, to and under the STORE Property.

WHEREAS, the Development Agreement requires, among the other covenants contained therein, the grant of a security interest by Debtor to Secured Party in and to the “Collateral” hereinafter defined.

NOW, THEREFORE, in consideration of the premises (which hereby are agreed and acknowledged by Debtor to be true and correct), and for the sum of Ten and No/100 Dollars ($10.00) and of other good and valuable, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions; Recitals. The recitals set forth above are expressly incorporated herein by reference and the facts therein stated are agreed to be true and correct. Unless otherwise defined herein, terms defined in the Recognition Agreement and used herein shall have the meanings given to them in the Recognition Agreement, and the following terms which are defined in the UCC are used herein as so defined therein: Account, Chattel Paper, Contract, Document, General Intangible, Goods, and Instrument. All other terms used herein without definition which are not defined in the Recognition Agreement or the UCC shall have the definitions given therefor herein.

(a) The following terms shall have the following meanings:

“Agreement” shall mean this Security Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Applicable Date” shall mean (i) with respect to any Debtor that is a party hereto on the date hereof (said date, the “Closing Date”), the Closing Date or (ii) with respect to any Debtor that is not a party hereto on the Closing Date, the date on which an agreement pursuant to which said party assumes the obligations of a “Debtor” hereunder is executed and delivered to Secured Party.

“ARDA” shall have the meaning set forth in the recitals set forth hereinabove.

“Collateral” shall have the meaning set forth in Section 2.

“Complex” shall have the meaning set forth in the Recognition Agreement.

“Development Agreement” shall have the meaning set forth in the recitals set forth hereinabove.

“Development Documents shall have the meaning set forth in the Development Agreement.

“Land” shall mean that certain real property described on Exhibit “A” attached hereto and incorporated herein by reference for all purposes.

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“Person” shall mean any corporation, limited liability company, partnership of any kind or nature, joint venture, trust of any kind or nature, or individual.

“Pledged Notes” shall mean all promissory notes issued to or held by any Debtor pertaining to, arising from or described or covered by the Development Documents.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC.

“Receivable” shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Recognition Agreement” shall have the meaning set forth in the recitals set forth hereinabove.

“Secured Obligations” shall mean, collectively, the indebtedness evidenced by the Venu Note (as hereinafter defined) and all obligations and liabilities of Venu, Sunset Ground, and any Debtor, owing to Secured Party, under or by virtue of or in connection with the Development Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sunset Ground” shall have the meaning set forth in the recitals set forth hereinabove.

“Termination Date” shall mean October 19, 2031.

“UCC” shall mean the Uniform Commercial Code as in effect in the state of Texas or in any other state having jurisdiction with respect to the priority or perfection of Secured Party’s security interest in the Collateral or with respect to any of the rights and remedies of Secured Party, as secured party, as applicable, on the Applicable Date, as hereafter amended or modified from time to time.

“Venu Note” shall mean that certain Promissory Note dated as of January 14, 2025, executed by Venu, as maker, and made payable to the order of MEDC, as payee, in the original principal amount of up to Twenty-Five Million and No/100 Dollars ($25,000,000.00), as the same may be modified, renewed, extended, supplemented, amended, restated and replaced from time to time.

1.2. Other Definitional Provisions. The words “hereof,” “herein,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Debtor, shall refer to such Debtor’s Collateral or the relevant part thereof.

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(b) Unless the context of this Agreement clearly requires otherwise, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of Debtor and each of them.

SECTION 2. GRANT OF SECURITY INTEREST

Each Debtor hereby pledges and collaterally assigns to the Secured Party, and hereby grants to the Secured Party, for the benefit of the Secured Party and their respective successors, endorsees, transferees and assigns, a security interest in each Debtor’s rights, titles and interests in and to the assets and personal property listed in (a) through (i) below, whether now owned or at any time hereafter acquired by such Debtor or in which such Debtor now has or at any time in the future may acquire any right, title or interest, wherever located TO THE EXTENT AND ONLY TO THE EXTENT the following personal property (collectively, the “Collateral”) are or constitute revenues, receipts, income, and proceeds of any kind arising from or attributable to the operations, activities, and interests of Debtor in connection with the Complex, including, all of Debtor’s right, title and interest in and to all rents, event revenues, parking revenues, ticket revenues, concession revenues, sponsorship revenues, suite revenues, naming rights revenues, and licensing fees generated by or from the Complex, as collateral security for the prompt and complete payment in full and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Contracts;

(d) [reserved];

(e) all General Intangibles;

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(f) all Instruments;

(g) all books and records pertaining to the Collateral;

(h) all money, cash, Cash Equivalents; and

(i) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing and all accessions to, substitutions, replacements for each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Debtor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained herein, in no event shall the Collateral include, and this Agreement does not encumber (i) STORE’s fee estate in the Land and Horizontal Improvements (as defined in the STORE Ground Lease), (ii) STORE’s reversionary interest under the STORE Ground Lease, (iii) any rents or other amounts payable to STORE under the STORE Ground Lease, or (iv) any rights, titles, or interests of STORE under the Recognition Agreement.

Debtor acknowledges and agrees that it will obtain and receive a direct and valuable benefit from, or by virtue of, the Secured Obligations.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Secured Party to enter into the ARDA, the Recognition Agreement and the other documents executed in connection therewith, each Debtor hereby represents and warrants to Secured Party that:

3.1. Title; No Other Liens. No financing statement or other public notice or record of a lien, pledge or security interest with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Secured Party pursuant to this Agreement.

3.2. Perfected Priority Liens. As of the Applicable Date for each Debtor, the security interests granted pursuant to this Agreement upon completion of the filings and the taking of the other actions as specified by Secured Party, will constitute valid perfected security interests in all of the Collateral to the extent a security interest therein may be perfected by such filings and the taking of such other actions in favor of the Secured Party, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of each Debtor and any Persons purporting to purchase any Collateral from any Debtor and are prior to all other liens, pledges and security interests on the Collateral.

3.3. Instruments, Promissory Notes and Chattel Paper.

No Indebtedness owed to any Debtor is evidenced by one or more Instruments, promissory notes or Chattel Paper which has not been delivered, together with instruments of transfer with respect thereto endorsed in blank, to the Secured.

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SECTION 4. COVENANTS

Each Debtor hereby covenants and agrees with the Secured Party that, from and after the date of this Agreement until the Termination Date:

4.1. Delivery of Instruments, Promissory Notes, Chattel Paper and Electronic Chattel Paper.

(a) If any of the Collateral, payable under or in connection with any Collateral, shall be or become evidenced by an Instrument (other than checks received in the ordinary course of business), promissory note or tangible Chattel Paper, such Instrument, promissory note or tangible Chattel Paper, after such Collateral is acquired or created, shall be delivered to the Secured Party, together with such instruments of transfer with respect thereto endorsed in blank as the Secured Party may reasonably request, to be held as a portion of the Collateral.

(b) If any Collateral owned by such Debtor shall be or become evidenced by electronic chattel paper, such Debtor shall take all steps reasonably necessary to grant the Secured Party control of such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act, on the next Applicable Date (or such longer period as the Secured Party may agree in its reasonable discretion) after such Collateral is acquired or created.

(c) All Indebtedness of each Debtor or any of the Persons owned by it that is owing to any other Debtor shall be evidenced by one or more notes or Instruments and such notes shall be delivered to the Secured Party, together with such instruments of transfer with respect thereto endorsed in blank as the Secured Party may reasonably request, to be held for the benefit of the Secured Party, as Collateral under this Agreement.

4.2. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Debtor shall, at its own expense, maintain the security interest created by this Agreement as a perfected security interest, to the extent required by the terms of this Agreement, having first priority and shall defend such security interest against the claims, liens, pledges, security interests and demands of all Persons whomsoever.

4.3. Changes in Locations, Name, etc. Each Debtor will provide notice within (7) days to the Secured Party (or such later date as the Secured Party may agree in its reasonable discretion) after:

(a) a change in the location of its chief executive office or sole place of business or

(b) a change in its legal name, jurisdiction of organization, type of organization, corporate structure, or organizational identification number.

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4.4. Receivables. Other than in the ordinary course of business, each Debtor will not (a) grant any extension of the time of payment of any Receivable constituting Collateral, (b) compromise or settle any Receivable constituting Collateral for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable constituting Collateral, (d) allow any credit or discount whatsoever on any Receivable constituting Collateral, or (e) amend, supplement or modify any Receivable constituting Collateral in any manner that could adversely affect the value thereof.

4.5. Further Assurances; Pledge of Instruments. At the sole expense of such Debtor, such Debtor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Secured Party may reasonably request to obtain the full benefits of this Agreement and of the rights and powers herein granted, which, at the option of Secured Party, shall include, (a) using commercially reasonable efforts if reasonably required by the Secured Party to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Secured Party, (b) authorizing the filing of and delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, (c) at the Secured Party’s request, transferring such Debtor’s Collateral to the Secured Party’s possession (if a security interest in such Collateral can only be perfected by possession), and (d) upon the Secured Party’s request, executing and delivering or causing to be delivered written notice to insurers of the Secured Party’s security interest in, or claim in or under, any policy of insurance (including unearned premiums). Such Debtor also hereby authorizes the Secured Party to file any such financing or continuation statement.

SECTION 5. REMEDIAL PROVISIONS

5.1. Certain Matters Relating to Receivables.

(a) At any time and from time to time, (i) the Secured Party shall have the right to make test verifications of the Receivables constituting Collateral in any manner and through any medium that is commercially reasonable, and each Debtor shall furnish reasonable assistance and information as the Secured Party may require in connection with such test verifications, and (ii) upon the Secured Party’s written request and at the expense of the relevant Debtor, such Debtor shall promptly cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, such Receivables.

(b) The Secured Party hereby authorizes each Debtor to collect such Debtor’s Receivables constituting Collateral so long as there is no existing Event of Default, and the Secured Party may curtail or terminate collection of such Receivables at any time after the occurrence, and during the continuance, of an Event of Default. If required by the Secured Party at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables constituting Collateral, when collected by any Debtor, shall be forthwith (and, in any event, within one (1) Business Day) deposited by such Debtor with Secured Party as the Escrow Agent.

(c) At the Secured Party’s written request after the occurrence and during the continuance of an Event of Default, each Debtor shall promptly deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables constituting Collateral, including all original orders, invoices and shipping receipts.

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5.2. Communications with Obligors; Debtors Remain Liable.

(a) After the occurrence and during the continuance of an Event of Default, the Secured Party in its own name, its designee, or in the name of the applicable Debtor may, if the Secured Party believes, in good faith, that any information as to Receivables constituting Collateral provided by any Debtor is incorrect in any material respects communicate with obligors under such Receivables and parties to the contracts to verify with them, to the Secured Party’s satisfaction, the existence, amount and terms of such Receivables or Contracts.

(b) Upon the written request of the Secured Party at any time after the occurrence and during the continuance of an Event of Default, each Debtor shall promptly notify obligors on the Receivables constituting Collateral and parties to the contracts that, to the extent permitted under applicable law, such Receivables and the contracts have been collaterally assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party.

(c) Anything herein to the contrary notwithstanding, each Debtor shall remain liable under each of the Receivables constituting Collateral and contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any contract or agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any Receivable (or any agreement giving rise thereto) or contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3. Proceeds to be Turned Over to Secured Party. If an Event of Default shall have occurred and be continuing and the Secured Party shall so notify the Debtor in question, such Debtor shall thereafter send all property and Proceeds then held or thereafter received by said Debtor which is included in the Collateral to Secured Party.

5.4. Application of Proceeds. If an Event of Default shall have occurred and be continuing, at the Secured Party’s election, the Secured Party may, at any such time, apply all or any part of the Proceeds of Collateral to payment of the Secured Obligations as Secured Party shall determine.

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5.5. UCC and Other Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement, the Recognition Agreement or any of the Development Documents and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Debtor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such commercially reasonable terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit, or for future delivery, without assumption of any credit risk. If any Event of Default shall occur and be continuing, any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Debtor, which right or equity is hereby waived and released. Each Debtor further agrees, at the Secured Party’s written request during the existence of an Event of Default, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at such Debtor’s premises or elsewhere. The Secured Party shall apply the net proceeds of any action taken by it pursuant to this Section 5.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations in accordance with Section 5.4, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC. Each Debtor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall have occurred and be continuing, Secured Party shall have the right, as to the Collateral, to (i) an immediate writ of possession without notice of a hearing and (ii) appointment of a receiver for Collateral, and each Debtor hereby consents to such rights and such appointment and hereby waives any objection such Debtor may have thereto or the right to have a bond or other security posted by Secured Party. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served or mailed, postage prepaid, to the Debtors, at least ten (10) days before such sale or other disposition, at the following address: Venu Holding Corporation, 1755 Telstar Drive, Suite 501, Colorado Springs, CO 80920, Attention: General Counsel.

5.6. Required Action by Secured Party Prior to Exercising Remedies. If any Event of Default shall occur and be continuing, as a condition to the right of Secured Party to exercise any of the remedies of Secured Party stated herein to be applicable following the occurrence and during the continuation of said Event of Default, the provisions of Section 11.5.1 of the Development Agreement must first be followed and have resulted in the filing of suit and the issuance of a decree order or judgment permitting Secured Party to pursue any or all of the remedies of Secured Party. The provisions of this Section shall control over all other provisions of this Security Agreement.

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5.7. Waiver; Deficiency. Each Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

SECTION 6. THE AGENT

6.1. Secured Party’s Appointment as Attorney-in-Fact, etc.

(a) Each Debtor hereby irrevocably appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Debtor hereby gives the Secured Party the power and right, on behalf of such Debtor, without notice to or assent by such Debtor, to do any or all of the following actions upon the occurrence and during the continuance of an Event of Default, in each case at the Secured Party’s sole option until the Termination Date:

(i) in the name of such Debtor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable constituting Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any such Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) to enforce all of such Debtor’s rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Secured Party as contemplated hereby, under the Recognition Agreement or under the other Development Documents and to enter into such other agreements as may be necessary or appropriate in the reasonable judgment of the Secured Party;

(iii) pay or discharge taxes and liens levied or placed on or threatened against the Collateral, effect any repairs to the Collateral and obtain any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof, which amounts shall constitute Secured Obligations;

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

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(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; (7) perform any obligations of any Debtor under any contract related to the Collateral; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Debtor might do; and

(vi) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Secured Party may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Secured Party hereunder, including the execution of any other transfer forms with respect to any other permit, in the name of such Debtor or in the name of Secured Party.

(b) If any Debtor fails to perform or comply with any of its agreements contained herein or in the Recognition Agreement or any other Development Document and an Event of Default has occurred and is continuing as a result thereof, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest interest rate applicable under the Development Agreement, from the date of payment by the Secured Party to the date reimbursed by the relevant Debtor, shall be payable by such Debtor to the Secured Party within ten (10) days after written demand.

(d) Each Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

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6.2. Financing Statements. Pursuant to any applicable law, each Debtor authorizes the Secured Party to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Secured Party determines appropriate to perfect the security interests of the Secured Party under this Agreement. Each Debtor authorizes the Secured Party to use the collateral description “all personal property now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights, title or interest”, “all assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights, title or interests” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of any other applicable state, in any such financing statements.

SECTION 7. MISCELLANEOUS

7.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified unless the same is in writing and signed by Secured Party.

7.2. Notices. All notices, requests and demands to or upon the Secured Party or any Debtor hereunder shall be effected in the manner provided for in the Recognition Agreement.

7.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Debtor and shall inure to the benefit of the Secured Party and its successors and assigns; provided, that no Debtor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

7.5. Set-Off. Each Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time after the occurrence and during the continuance of an Event of Default, upon any amount becoming due and payable by such Debtor hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Debtor, or any part thereof in such amounts as the Secured Party or such Secured Party may elect, against and on account of the obligations and liabilities of such Debtor to the Secured Party or such Secured Party hereunder and claims of every nature and description of the Secured Party or such Secured Party against such Debtor, in any currency, whether arising hereunder, under the Recognition Agreement, any other Development Documents or otherwise, as the Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Any Secured Party on its behalf, shall notify such Debtor of any such set-off and the application made by such Secured Party of the proceeds thereof; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section 7.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

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7.6. Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by any electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by any electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

7.7. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

7.8. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

7.9. Termination of this Agreement. This Agreement shall automatically terminate on the Termination Date except as to any pending lawsuit, arbitration or other dispute resolution proceeding. Secured Party agrees that it will not file any continuation financing statement with respect to any previously perfected security interest created by this Security Agreement without the prior written agreement otherwise signed by Debtor.

7.10. GOVERNING LAW. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, CONSTRUED IN ACCORDANCE WITH AND ENFORCED UNDER THE LAWS OF THE STATE OF TEXAS.

7.11. SUBMISSION TO JURISDICTION.

(a) EACH DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN COLLIN COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY DEBTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(b) EACH DEBTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF TEXAS, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF COLLIN, STATE OF TEXAS; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SECURED PARTY ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH DEBTOR WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7.13(b).

7.12. Waivers. Each Debtor hereby irrevocably and unconditionally:

(a) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Debtor at the address provided for in Section 7.2 or at such other address of which the Secured Party shall have been notified pursuant thereto;

(b) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(c) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.14 any special, exemplary, punitive or consequential damages.

7.13. Acknowledgements. Each Debtor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and all other documents pertaining to the Collateral or the Development Documents to which it is a party;

(b) Secured Party does not have any fiduciary relationship with or duty to any Debtor arising out of or in connection with this Agreement or any of other document, and the relationship between the Debtor, on the one hand, and the Secured Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by any other document executed in connection herewith or otherwise exists by virtue of the transactions contemplated hereby between the Secured Party and Debtor.

7.14. THIS AGREEMENT, TOGETHER WITH THE RECOGNITION AGREEMENT, THE ESCROW AGREEMENT (AS DEFINED IN THE RECOGNITION AGREEMENT), THE OTHER DEVELOPMENT DOCUMENTS, THE ORIGINAL DEED OF TRUST (AS DEFINED IN THE RECOGNITION AGREEMENT), AND THE AMENDED DEED OF TRUST (AS DEFINED IN THE RECOGNITION AGREEMENT) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR. CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

Sunset Operations at McKinney, LLC,
a Colorado limited liability company

By:	/s/ J.W. Roth
Name:	J.W. Roth
Title:	Manager

[Signature Page to Security Agreement]

ACCEPTED:

McKinney Economic Development Corporation

By:	/s/ Michael A. Kowski, Jr.
Name:	Michael A. Kowski, Jr.
Title:	President and CEO

McKinney Community Development Corporation

By:	/s/ Cindy S. Schneible
Name:	Cindy S. Schneible
Title:	President

City of McKinney, Texas

By:	/s/ Paul G. Grimes
Name:	Paul G. Grimes
Title:	City Manager

[Signature Page to Security Agreement]